Exhibit 10.83
FIFTH AMENDMENT TO CREDIT AGREEMENT
This FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of March 14, 2024 (this “Fifth Amendment”), is entered into by and among Boxlight Corporation, a Nevada corporation (the “Borrower”), each Subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto (each a “Guarantor” and collectively, the “Guarantors”), the financial institutions party hereto as Lenders and Whitehawk Capital Partners, LP (“Whitehawk Capital”), as the Administrative Agent.
WHEREAS, the Borrower, the Guarantors, the Lenders, the Collateral Agent and the Administrative Agent are party to that certain Credit Agreement, dated as of December 31, 2021 ((a) as amendment by the First Amendment to Credit Agreement dated as of April 4, 2022, (b) as amendment by the Second Amendment to Credit Agreement dated as of June 21, 2022, (c) as amendment by the Third Amendment to Credit Agreement dated as of April 24, 2023, (d) as amendment by the Fourth Amendment to Credit Agreement dated as of June 26, 2023 and (e) as further amended, restated, supplemented or modified, the “Credit Agreement”; all capitalized terms defined in the Credit Agreement and not otherwise defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby);
WHEREAS, reference is also made to each Loan Document, including, without limitation: (a) the Amended and Restated Fee Letter dated April 4, 2022 (as amended by the June 2023 Consent and as further amended, restated, supplemented or modified, the “Fee Letter”), between the Borrower, the other Loan Parties, the Administrative Agent and the Collateral Agent; (b) the Consent to Waiver of Borrowing Base Default dated as of April 17, 2023 (the “April 2023 Consent”), between the Borrower, the Administrative Agent, the Collateral Agent and the Lenders; (c) the Consent to Waiver of Borrowing Base Default, “SOFR” Amendment and amendment of Prepayment Premium dated June 15, 2023 (the “June 2023 Consent”), between the Borrower, the Administrative Agent, the Collateral Agent and the Lenders and (d) Consent to Waiver of Default under Section 7.03(a) of the Credit Agreement with respect to Test Period Ended September 30, 2023 (the “November 2023 Waiver”), between the Borrower, the other Loan Parties, the Administrative Agent and the Collateral Agent;
WHEREAS, the Loan Parties have informed the Administrative Agent that for the (a) Testing Period Ended December 31, 2023 they have not maintained the Senior Leverage Ratio that is equal to or less than 2.50:1.00 (the “Financial Covenant Default”) and (b) month ending February 29, 2024 they did not comply with the Borrowing Base requirements as set forth in the Credit Agreement (the “Borrowing Base Default” and together with the Financial Covenant Default, the “Specified Events of Default”);
WHEREAS, the Loan Parties acknowledge that the (a) Financial Covenant Default constitutes an immediate Event of Default under Section 9.01(c) of the Credit Agreement and (b) Borrowing Base Default constitutes an immediate Event of Default under the Credit Agreement, including Sections 9.01(a)(i) and 9.01(c)(i) of the Credit Agreement; and
WHEREAS, the Loan Parties have requested that the Lenders (1) waive the Event of Default that may have arisen directly as a result of the Specified Events of Default and the exercise of remedies under the Credit Agreement by reason of the Specified Events of Default and (2) amend or waive certain provisions of the Credit Agreement as hereinafter set forth, and the Lenders (constituting at least the Required Lenders) are, on the terms and conditions stated below, have agreed to (x) waive the any Event of Default that may have arisen directly as a result of the Specified Events of Default (the “Limited Waiver”), (y) refrain from the exercise of remedies under the Credit Agreement by reason of the Specified Events of Default and (z) amend the Credit Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Fifth Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
[Fifth Amendment to Credit Agreement]

SECTION 1.
AMENDMENTS
Subject to the satisfaction of the conditions set forth in Section 3 hereof and in reliance on the representations and warranties of the Loan Parties set forth in this Fifth Amendment and in the Credit Agreement, in accordance with Section 12.02 of the Credit Agreement, the Borrower, each Guarantor, Administrative Agent and each of the Lenders (constituting at least the Required Lenders) signatory hereto hereby agree that the Credit Agreement is amended and modified as follows:
(a)    New Definitions: As used herein, the following terms shall have the following meanings given to them below, and the Credit Agreement and the other Loan Documents are hereby amended to include the following in alphabetical order:
(i)    “April 2023 Consent” has the meaning specified therefor in the Fifth Amendment.
(ii)    “Fifth Amendment” means the Fifth Amendment to this Agreement dated as of March 14, 2024.
(iii)    “Fifth Amendment Effective Date” has the meaning specified therefor in the Fifth Amendment.
(iv)    “Interim Mid-Month Borrowing Base Certificate” has the meaning specified therefor in Section 3.02(b).
(v)    “Interim Monthly Borrowing Base Roll Forward” has the meaning specified therefor in Section 3.02(c).
(vi)    “June 2023 Consent” has the meaning specified therefor in the Fifth Amendment.
(vii)    “Monthly Borrowing Base Certificate” has the meaning specified therefor in Section 3.02(a).
(viii)    “November 2023 Waiver” has the meaning specified therefor in the Fifth Amendment.

(b)    Section 2.05(c)(vii) of the Credit Agreement is hereby amended and restated to read as follows:
“Loans in excess of Borrowing Base. If for any reason the Term Loans outstanding at any time exceed the Borrowing Base (any such amount, an “Over Advance”) at such time, the Borrower shall immediately prepay Loans in an aggregate amount equal to such excess; provided that the Interim Mid-Month Borrowing Base Certificates and the Interim-Monthly Borrowing Base Roll-
[Fifth Amendment to Credit Agreement]

Forward to be provided under Section 3.02(b) and (c) of this Fifth Amendment shall not be used to calculate whether or not any Over Advance then exists.”
(c)    Section 3.02 of the Credit Agreement is hereby amended and restated to read as follows:
“Borrowing Base Certificates.
(a)    The Borrower shall furnish the Lenders with Borrowing Base Certificates on a monthly basis (each a “Monthly Borrowing Base Certificate”) on or before the 15th day (whether or not a Business Day) of each month setting forth the calculation of the Borrowing Base as of the last Business Day of the immediately preceding month, duly completed and executed by a Authorized Officer, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed.
(b)    Commencing with the fifteen (15) day period for the month of March ending on March 15, 2024, the Borrower shall furnish the Lenders with Borrowing Base Certificates for the period from the first calendar day (whether or not a Business Day) of each month through the fifteenth (15th) calendar day (whether or not a Business Day) of each month (each a “Interim Mid-Month Borrowing Base Certificate”) not later than the date that is the 22nd of such month (whether or not a Business Day) setting forth the calculation of the Borrowing Base as of the fifteenth (15th) calendar day of each such month, duly completed and executed by a Authorized Officer, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed (first such Borrowing Base Certificate under this Section 3.02(b) shall be issued for the fifteen (15) calendar day period ending March 15, 2024 and delivered on or prior to March 22, 2024).
(c)    Commencing with the last day for the month of March 2024 ending on March 31, 2024, the Borrower shall furnish the Lenders with an aging accounts receivable schedule, inventory detail and any intercompany transactions on a monthly basis which shall be prepared in a Borrowing Base format that assumes other input remains constant from the prior Monthly Borrowing Base Certificate (each an “Interim Monthly Borrowing Base Roll-Forward”) on or before the 7th day (whether or not a Business Day) of each month, commencing with the April 7, 2024 for the month ending March 31, 2024 (and each calendar month thereafter) (whether or not a Business Day) of the immediately preceding month, duly completed and executed by a Authorized Officer, (first such Interim Monthly Borrowing Base Roll-Forward to be provided under this Section 3.02(c) shall be issued for the calendar month ending March 31, 2024 and delivered on or prior to April 7, 2024 (whether or not a Business Day)).”
(d)    Section 3.03 of the Credit Agreement is hereby amended and restated to read as follows:
“Over Advances. In the event that any Monthly Borrowing Base Certificate following the Effective Borrowing Base Certificate shall reflect that the Loan Parties are in an Over Advance position, Interest during such period shall accrue and shall be paid at the Post-Default Rate (provided that such payment at Post-Default Rate shall not be deemed to be a waiver of any Default and/or Event of Default that may occur as a result of such Over Advance).”
(e)    The table in Section 7.03(a) of the Credit Agreement is hereby amended and restated to read as follows:
[Fifth Amendment to Credit Agreement]

Test Period Ended	Senior Leverage Ratio
March 31, 2022	2.75:1.00
June 30, 2022	4.20:1.00
September 30, 2022	3.90:1.00
December 31, 2022	2.80:1.00
March 31, 2023	2.50:1.00
June 30, 2023	2.75:1.00
September 30, 2023	2.75:1.00
December 31, 2023	2.50:1.00
March 31, 2024	6.00:1.00
June 30, 2024	2.00:1.00
September 30, 2024 and thereafter	1.75:1.00

(f)    Section 7.03(b) of the Credit Agreement is hereby amended and restated to read as follows:
“Minimum Liquidity. At all times, on and after the Effective Date, Qualified Cash shall not be less than: (i) until July 31, 2022, $1,000,000, (ii) from and after August 1, 2022 and until March 31, 2023, $4,000,000, (iii) from and after April 1, 2023 and until May 31, 2023, $1,000,000, (iv) from and after June 1, 2023 and until February 29, 2024, $4,000,000, (v) from and after March 1, 2024 and until September 30, 2024, $1,000,000, (vi) from and after October 1, 2024 and until December 31, 2024, $2,000,000 and (vii) from and after January 1, 2025, $4,000,000.
SECTION 2.
LIMITED WAIVER
(a)    Effective only as of the Fifth Amendment Effective Date, subject to the following terms and conditions and in reliance upon the representations, warranties and covenants set forth in Section 7 below, the Administrative Agent and Required Lenders hereby waive the Specified Events of Default. For avoidance of doubt, the foregoing Limited Waiver shall not be deemed to be a waiver of any other existing or hereafter arising Defaults or Events of Default or any other deviation from the express terms of the Credit Agreement or any other Loan Document. This is a Limited Waiver and shall not be deemed to constitute a consent or waiver of any other term, provision or condition of the Credit Agreement or any other Loan Document, as applicable, or to prejudice any right or remedy (except with respect to the Specified Events of Default) that the Administrative Agent, the Collateral Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, including, without limitation, the right to: (i) declare all or any portion of the Term Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Term Loans, all accrued and unpaid interest thereon (including interest at the Post-Default
[Fifth Amendment to Credit Agreement]

Rate), all fees and all other amounts payable under the Credit Agreement (as amended by this Fifth Amendment) and the other Loan Documents shall become due and payable immediately, together with the payment of the Prepayment Premium (with such term as amended by the June 2023 Consent) with respect to the Term Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; and (ii) exercise any and all of its other rights and remedies under applicable law, under the Credit Agreement (as amended by this Fifth Amendment) and the other Loan Documents. This is a Limited Waiver and is conditioned upon the Loan Parties’ compliance with each provision of this Fifth Amendment.
(b)    In addition, neither the consent nor the Limited Waiver set forth in this Section 2 constitute or establish (and is not to be deemed to constitute or establish) a custom or a practice on the part of the Administrative Agent, the Collateral Agent or any Lender and do not prejudice any rights of the Administrative Agent, the Collateral Agent or any Lender in respect of any other departure from the terms of the Credit Agreement or any other Loan Document.
(c)    The Loan Parties consent and agree that the Post-Default Rate of interest under the Credit Agreement shall accrue from and after the Fifth Amendment Effective Date until the Loan Parties are back in compliance with the Borrowing Base requirements of the Credit Agreement.
SECTION 3.
CONDITIONS TO EFFECTIVENESS
This Fifth Amendment shall become effective on the date (the “Fifth Amendment Effective Date”) on which the following conditions are satisfied, in each case, in form and substance reasonably satisfactory to the Administrative Agent:
(a)    the Administrative Agent shall have received one or more counterparts of this Fifth Amendment executed by the Borrower, each Guarantor, the Lenders and the Administrative Agent;
(b)    no Default or Event of Default (other than the Specified Events of Default) shall exist;
(c)    the representations and warranties of the Borrower and the Guarantors contained in this Fifth Amendment shall be true and correct in all material respects (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable) on and as of the date hereof, as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable); and
(d)    all outstanding fees and expenses payable to the Administrative Agent, any Lender and/or any of their respective Affiliates and legal counsel for which invoices have been provided to the Administrative Borrower shall have been paid.
SECTION 4.
LIMITATION ON SCOPE
All of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendments and waiver set forth herein shall be limited precisely as provided for herein and, except to the extent specifically provided for herein, shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Borrower or any other Loan Party requiring the consent of the Administrative Agent or any Lender. The Administrative Agent and the Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against the Borrower or any other Loan Party for any existing or future Defaults or Events of Default (other than the Specified Events of Default, as waived herein). This Fifth Amendment, except as expressly set forth herein, shall not constitute a modification of the Credit Agreement or a course of dealing with the Administrative Agent, the Collateral Agent or any Lender at variance with the Credit
[Fifth Amendment to Credit Agreement]

Agreement or any other Loan Document such as to require further notice by the Administrative Agent, the Collateral Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except, in each case, as expressly set forth herein.
SECTION 5.
REAFFIRMATION
Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as an accommodation party or a guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed any of the Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Fifth Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Fifth Amendment shall not serve to effect a novation of the Obligations or, except to the extent specifically provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender or constitute a waiver of any provision of any of the Loan Documents.
SECTION 6.
RELEASE OF CLAIMS
In consideration of the Administrative Agent’s and each Lender’s agreements contained in this Fifth Amendment, each Loan Party hereby irrevocably releases and forever discharges the Administrative Agent, the Collateral Agent, each Lender and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against such Released Person which relates, directly or indirectly, to any acts or omissions of any Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.
SECTION 7.
MISCELLANEOUS
(a)    Representations and Warranties. Each Loan Party hereby represents and warrants that:
(i)    this Fifth Amendment has been duly authorized and executed by such Loan Party, and the Credit Agreement, as modified by this Fifth Amendment, is the legal, valid and binding obligation of the Borrower and each other Loan Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;
(ii)    the representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable) on and as of the date hereof, as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable); and
(iii)    no Default or Event of Default has occurred and is continuing after giving effect to this Fifth Amendment.
[Fifth Amendment to Credit Agreement]

(b)    Post-Closing Covenant. On or prior to April 30, 2024 (as such date may be extended by the Administrative Agent in its reasonable discretion), the Loan Parties shall comply with Section 7.01(c) with respect to each of the following entities (including, without limitation, delivery of local law Security Documents and amendments to the Credit Agreement to address local law matters required by the Administrative Agent): Sahara Presentation Systems GmbH; Boxlight Denmark APS; Boxlight Australia PTY LTD and Boxlight Canada, Inc.; provided that notwithstanding the foregoing inclusion of Accounts, Inventory and/or Intellectual; Property of any of these entities into the Borrowing Base shall be subject to the Administrative Agent’s sole discretion.
(c)    References. All references in the Loan Documents to the “Credit Agreement” and in the Credit Agreement as modified hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Credit Agreement as modified by this Fifth Amendment (as well as by all subsequent amendments, restatements, supplements and other modifications thereof).
(d)    Incorporation by Reference; Loan Document. Each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Fifth Amendment”: Section 12.01 (Notices), Section 12.06 (Severability), Section 12.07 (Governing Law),, Section 12.10 (Jurisdiction, Service of Process and Venue), Section 12.11 (Waiver of Jury Trial), Section 12.13 (No Party Deemed Drafter), Section 12.15 (Indemnification), Section 12.16 (Governing Law Attorney), Section 12.22 (Integration), and Section 12.25 (Electronic Signatures). This Fifth Amendment is a Loan Document and is subject to and has the benefit of all provisions in the Credit Agreement applicable to Loan Documents.
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WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER:

BOXLIGHT CORPORATION

By:	\s\ Gregory Wiggins
Name: Gregory Wiggins
Title: Chief Executive Officer

[Fifth Amendment to Credit Agreement]

GUARANTORS:

Boxlight, Inc.,
a Washington corporation

By:	\s\ Gregory Wiggins
Name: Gregory Wiggins
Title: Chief Executive Officer

EOSEDU LLC,
an Arizona limited liability company

By:	\s\ Gregory Wiggins
Name: Gregory Wiggins
Title: Chief Executive Officer

Boxlight Group Limited
a Northern Ireland company

By:	\s\ Dale Strang
Name: Dale Strang
Title: Chief Executive Officer

[Fifth Amendment to Credit Agreement]

EXECUTED as a DEED by Sahara Holdings
Limited, acting by two directors:

/s/ Shaun Marklew
Signature or director

/s/ John Ginty
Signature or director

Sahara Presentation Systems, Inc.,
a Delaware corporation

By:	\s\ Dale Strang
Name: Dale Strang
Title: Chief Executive Officer

EXECUTED as a DEED by Sahara Presentation
Systems Ltd, acting by two directors
/s/ Shaun Marklew
Signature or director
/s/ John Ginty
Signature or director

[Fifth Amendment to Credit Agreement]

Clevertouch B.V.,
a Netherlands limited liability company (besloten
vennootschap met beperkte aansprakelijkheid)

By:	/s/ Shaun Marklew
Name: Shaun Marklew
Title: Director

Sahara Presentation Systems Europe BV
a Belgium company

By:	/s/ Shaun Marklew
Name: Shaun Marklew
Title: Director

FrontRow Calypso, LLC
a Delaware limited liability company

By:	\s\ Dale Strang
Name: Dale Strang
[Fifth Amendment to Credit Agreement]

Title: Chief Executive Officer

ADMINISTRATIVE AGENT AND LENDERS:

WHITEHAWK CAPITAL PARTNERS, LP, as Administrative Agent

By: \s\ Robert A. Louzan
Name: Robert A. Louzan
Title: Authorized Signatory

WHITEHAWK FINANCE LLC, as a Lender

By: \s\ Robert A. Louzan
Name: Robert A. Louzan
Title: Authorized Signatory
[Fifth Amendment to Credit Agreement]